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                                                            EXHIBIT 10.1


                                 LOAN AGREEMENT

       LOAN AGREEMENT dated as of October 30, 1997, by and between AMERICAN BANCSHARES, INC., a Florida corporation ("Borrower"), and BARNETT BANK, N.A., a national banking association (the "Lender").

                             W I T N E S S E T H:

RECITALS:

       A. The Borrower has requested a revolving line of credit from Lender in order to finance the acquisition of real estate to be used for the development of its corporate headquarters, an operations center, and bank branches.

       B. The Lender is willing to provide a $5,000,000 revolving line of credit facility in accordance with, and subject to, the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises and the covenants, agreements, terms and conditions contained herein, the parties hereto hereby agree as follows:

       SECTION 1. DEFINITIONS.

       1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Affiliate", with respect to any Person, shall mean any other Person: (i) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person; (ii) that beneficially owns or holds 5% or more of any class of Stock or other equity interest of such Person; or (iii) 5% or more of whose Stock (or in the case of a Person which is not a corporation, 5% or more of whose equity interest) is beneficially owned or held by such Person or a subsidiary of such Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Stock or other equity interests, by contract, or otherwise.

       "Agreement" or "this Agreement" shall include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

       "Bank" shall mean American Bank of Bradenton, a bank chartered under the laws of the State of Florida, and a wholly owned subsidiary of Borrower.

       "Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time, and any successor thereto or replacement thereof.

       "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Florida.

       "CERCLA" shall mean the Comprehensive, Environmental, Response, Compensation and Liability Act of 1980, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

       "Closing Date" shall mean the date referred to in Section 5.1 hereof.

       "Collateral" shall mean 100% of the shares of Bank to be pledged by Borrower to Lender pursuant to the Pledge Agreement of even date herewith, and all other property and interests in real or personal property which shall, from time to time, secure the Obligations.

       "EPA" shall mean the Environmental Protection Agency, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

       "Environmental Laws" shall mean CERCLA, EPA, RCRA, OSHA, SARA and all other federal, state, local and foreign laws relating to pollution or protection of the environment, including




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laws relating to emissions, discharges, releases or threatened releases
Hazardous Materials into the environment (including without limitation ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

       "Event of Default" shall have the meaning specified in Section 10.1 hereof.

       "Financials" shall mean the balance sheet, statement of income and Shareholder's equity and statement of cash flows of the Borrower and the Bank as at and for the fiscal year ended December 31, 1996, and all other interim financial statements or information of the Borrower and the Bank as a date subsequent thereto which have been previously delivered by the Borrower to the Lender.

       "GAAP" shall mean generally accepted accounting principles in the United States consistently applied and maintained throughout the period indicated, as applicable to banks or bank holding companies as the case may be, and consistent with the prior financial practice of the Borrower, the Bank or any relevant Person.

       "Hazardous Material" shall mean any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance or material defined as such in (or for purposes of) the Environmental Laws, including without limitation, any waste constituents coming within the definition or list of hazardous substances in 40 C.F.R. 261.1 through 261.33.

       "Indebtedness" shall mean all liabilities, obligations and indebtedness of the Borrower of any and every kind and nature, including, without limitation, the Obligations, whether heretofore, now or hereafter owing, arising, due or payable from the Borrower to any Person and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes the following:

            (a) all obligations or liabilities of any Person that are secured by any Lien upon property owned by the Borrower, even though the Borrower has not assumed or become liable for the payment thereof;

            (b) all obligations or liabilities created or arising under any lease (including but not limited to any capital lease) of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even though the rights and remedies of the lessor, seller or Lender thereunder are limited to repossession of such property;

            (c) all unfunded pension fund obligations and liabilities;

            (d) all the Borrower's obligations or liabilities under guarantees of Indebtedness;

            (e) deferred taxes; and

            (f) all Obligations.

       "Lender" shall mean Barnett Bank, N.A., a national banking association, and its successors and assigns.

       "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title intention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction).

       "Loans" shall mean all loans and advances made by the Lender to the Borrower pursuant to this Agreement.



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       "Loan Documents" shall mean and collectively refer to this Agreement, the
Note, the Pledge Agreement, and all Supplemental Documentation and any and all agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters whether heretofore, now or hereafter executed by or in behalf of the Borrower and/or delivered to Lender, with respect to this Agreement, or with respect to the transactions contemplated by this Agreement, together with any amendments, modifications and supplements thereto, and any renewals or extensions thereof, in whole or in part.

       "Note" shall mean the Revolving Promissory Note of even date herewith in the principal sum of $5,000,000 executed by Borrower to the order of Lender, as the same may be amended from time to time hereafter.

       "Obligations" shall mean and include the Loans, the obligations of the Borrower under this Agreement, the Note, and the other Loan Documents, and all other loans, advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Lender, of any kind or nature, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Note, or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, but without limitation, all interest, charges, expenses, fees, attorneys' and paralegals' fees and any other sums chargeable to the Borrower by the Lender under this Agreement or any of the other Loan Documents.

       "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

       "Person" shall mean a corporation, an association, a partnership, a joint venture, a joint stock company, a trust, an organization, a business, an individual or a government or political subdivision thereof or any government agency, or any other form of entity.

       "Pledge Agreement" shall mean the Pledge Agreement of even date herewith, executed by Borrower in favor of Lender.

       "RCRA" shall mean the Resource Conservation and Recovery Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

       "Revolver Commitment Termination Date" shall mean the date upon which Lender shall have no further obligation to make Loans under this Agreement, which shall be the earliest to occur of (i) the second anniversary from the date hereof, (ii) Borrower's sale of the Bank, (iii) the date of a decrease in the book value of the Collateral such that the aggregate book value of the Collateral falls below $9,500,000 or (iv) the date to which Lender accelerates the payment of the Loan pursuant to Section 10.2 hereof.

       "Revolving Credit Commitment" shall mean the commitment of the Lender pursuant to Section 2.1 hereof to make Loans to the Borrower.

       "Revolving Line of Credit" shall mean the revolving line of credit made available by the Lender to the Borrower pursuant to Section 2.1 hereof.

       "SARA" shall mean the Superfund Reauthorization and Amendments Act Of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

       "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

       "Shareholder" shall mean, with respect to any Person, each Person which, directly or indirectly, owns or controls, outstanding Stock of such Person.

       "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.



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       "Stock" shall mean all shares, options or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

       "Subsidiary" shall mean any corporation, more than ten percent (10%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of which is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiaries (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

       "Supplemental Documentation" shall mean all agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages, deeds of trust, certificates of title and other written matter necessary or requested by the Lender to perfect and maintain perfected the Lender's security interest in the Collateral and to consummate the transactions contemplated by this Agreement and the other Loan Documents.

       "Total Liabilities" shall mean all liabilities which would be shown on the liability side of a balance sheet prepared in accordance with GAAP.

       "UCC" shall mean the Uniform Commercial Code as in effect from time to time and enacted in the State of Florida and in any other jurisdiction, as applicable.

       "United States" shall mean the United States of America, including its territories and possessions, and the District of Columbia.

       1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP; provided, however, that in the event that changes in GAAP shall be mandated by the Financing Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after such date as the Borrower and Lender shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

       1.3 Other Terms. All other terms contained in this Agreement and not otherwise expressly defined in this Agreement shall have the meanings provided for by the UCC as enacted in the State of Florida to the extent the same are used or defined therein.

       SECTION 2. THE LOANS; INTEREST; FEES; AND USE OF PROCEEDS.

       2.1 Revolving Line of Credit.

           (a) Subject to all of the terms and conditions set forth in this Agreement and the other Loan Documents, the Lender shall make a revolving line of credit available for the Borrower's use from time to time on and after the Closing Date and until the Revolver Commitment Termination Date. Provided there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such Loans, would constitute an Event of Default, upon the Borrower's request therefor, the Lender will make Loans under the Revolving Line of Credit, on a revolving credit basis, in an aggregate amount at any one time outstanding not to exceed Five Million and no/100 Dollars ($5,000,000).

           (b) Under the Revolving Line of Credit, the Borrower may borrow funds from the Lender, may make payments thereof to the Lender, and may reborrow funds from the Lender, all in accordance with the provisions of this Agreement and the other Loan Documents.

           (c) To evidence the Loans, the Borrower is executing and delivering the Note to the Lender on the Closing Date, which Note shall bear interest and be paid in accordance with and subject to the terms and conditions of the Note and this Agreement. All Loans made hereunder shall he deemed to be advances under, and shall be evidenced by, the Note.


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       2.2 Procedure for Revolving Credit Borrowings. The Borrower may borrow under the Revolving Line of Credit on any Business Day; provided, however, that Borrower must deliver to Lender an irrevocable written borrowing request (which notice must be received by the Lender prior to 11:00 a.m., Miami, Florida time, on the Business Day the Borrower requests funding of the Loan) specifying, inter alia (a) the amount to be borrowed, and (b) the date on which the Borrower requests that such funding be made. Such borrowing will be made available to the Borrower by the Lender crediting Account No. 1596321504 of the Borrower at Lender with the aggregate amount of the requested borrowing.

       2.3 Term Loan Option. Borrower shall have the option to convert the Revolving Line of Credit into a term loan, subject to the terms and conditions set forth in the Note.

       2.4 Interest. Subject to the provisions of Section 10.3 below, the Borrower shall pay interest to the Lender on the principal amount of Loans outstanding under this Agreement in accordance with and subject to the terms and conditions of the Note.

       2.5 Loan Commitment Fee. As additional consideration for the Revolving Credit Commitment extended to the Borrower hereunder, the Borrower agrees to pay to the Lender an annual Loan Commitment Fee, which fee amount shall be equal to 1/5 of 1% (.20%) per annum and which shall be calculated on a quarterly basis based on the average unused portion of the Principal Sum during the preceding quarter, but which shall be paid annually.

       2.6 One General Obligation. All Loans and Obligations under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower and, except as may be otherwise provided in any of the Loan Documents, shall be secured by the Lender's Liens upon all of the Collateral granted hereunder, under the other Loan Documents, and by all other Liens heretofore, now, or at any time or times hereafter granted by the Borrower to the Lender.

       2.7 Loan Purposes. The Borrower shall use the proceeds of the Loans for the Borrower's acquisition of real estate to be used for the development of its corporate headquarters, an operations center, and bank branches, which uses shall only be for legal and proper corporate purposes (duly authorized by the Borrower's Board of Directors) which are consistent with all applicable laws and statutes.

       2.8 Optional Prepayment. Borrower shall have the right at any time to voluntarily prepay all or any portion of the principal balance of the Loan then outstanding, subject to certain provisions set forth in the Note.

SECTION 3. PAYMENTS.

       3.1 Payments. All payments are to be made by Borrower in U.S. Dollars and without any defense, offset or counterclaim of any kind. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section (in which event the conflicting provisions of said notes or other instruments are to govern and control), that portion of the Obligations consisting of:

           (a) Principal payable on account of Loans is to be paid by Borrower to Lender immediately upon the earlier of: (i) the date upon which payment is due under the Note, or (ii) the date of the acceleration of the maturity of the Loans pursuant to the Loan Documents.

           (b) Interest accrued on the principal amount of the Loans is to be paid on the earliest of (i) the first day of each month, (ii) the date upon which payment is made due under the Note, or (iii) the date of the acceleration of the maturity of the Loans pursuant to the Loan Documents; provided, however, that the Lender shall have the right, without authorization from Borrower, to advance to Borrower, as a Loan, a sum sufficient each month on the first of each month to pay all interest accrued on the Obligations to the extent such interest has not been paid by Borrower.

           (c) Costs, fees and expenses payable pursuant to this Agreement are to be paid by Borrower, on demand, to Lender or to any other Person designated by Lender in writing; and

           (d) The balance of the Obligations requiring the payment of money, if any, is to be paid by Borrower to Lender as and when provided in this Agreement and the other Loan Documents.


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       3.2 Statement of Account. Lender shall provide the Borrower with a statement of account on a monthly basis and each statement of account which is delivered by the Lender to the Borrower and which relates to the Obligations shall be presumed correct and accurate, shall constitute an account stated between the Borrower and the Lender, and shall be deemed correct and conclusively binding upon the Borrower and the Lender, unless thereafter waived in writing by the Lender or unless, within ten (10) days after the Borrower's receipt of such statement, the Borrower delivers to the Lender, in the manner set forth in Section 13.3 hereof, written objection thereto specifying the error or errors, if any, contained in any such statements.

       SECTION 4. SECURITY FOR THE OBLIGATIONS.

       4.1 Security Interest in the Collateral. To secure the prompt payment and performance of all of the Obligations, the Borrower hereby pledges and assigns to the Lender, and grants to the Lender a Lien and continuing general security interest in and to 100% of the shares of Bank, whether now owned or existing or at any time hereafter acquired, arising or created, as set forth in the Pledge Agreement.

       SECTION 5. CLOSING; CONDITIONS OF CLOSING.

       5.1 Closing. The closing hereunder shall take place on the date and at the time of the execution of this Agreement, or at such other time as the parties hereto shall mutually agree.

       5.2 Conditions of Loans. Without limiting in any manner any other provisions of this Agreement, the obligation of the Lender to make any Loans is subject to: (a) the accuracy and correctness of the representations and warranties of the Borrower contained herein and in the other Loan Documents and in any certificate delivered pursuant to this Agreement or the other Loan Documents; (b) the performance by the Borrower of its agreements contained herein and in the other Loan Documents; and (c) the satisfaction of all of the following conditions:

           (a) Note. The Note, in form and substance satisfactory to the Lender and its counsel, shall have been duly authorized, executed and delivered by the Borrower, shall be in full force and effect and no default shall exist thereunder.

           (b) Pledge Agreement. The Pledge Agreement, in form and substance satisfactory to the Lender and its counsel, shall have been duly authorized, executed and delivered by the Borrower, shall be in full force and effect and no default shall exist thereunder.

           (c) Loan Documents. All Loan Documents required by Lender to be executed at Closing shall have been executed and delivered to Lender.

           (d) Certificate of Secretary of the Borrower. The Lender shall have received certificates of the Secretary or an Assistant Secretary for the Borrower certifying with respect to the Borrower: (a) that attached thereto is a true and complete copy of the Bylaws for the Borrower as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors for the Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (c) as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of the other Loan Documents.

           (e) Articles of Incorporation. The Lender shall have received copies of the Articles of Incorporation of the Borrower, and all amendments thereto, certified by the Secretary of State of Florida.

           (f) Certificates of Good Standing. The Lender shall have received certificates for the Borrower, of the corporation's good standing under the laws of each state where the Borrower is authorized to transact business.

           (g) Certificate of the Borrower. The Lender shall have received a certificate from the Borrower, signed by a duly authorized officer of Borrower, in form and substance satisfactory to the Lender and its counsel, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are due, correct and complete as of the Closing Date, that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, giving effect to the transactions contemplated by this Agreement, no


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Event of Default or any event or condition which with notice, lapse of time, or both would constitute such an Event of Default, has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions set forth in this Section 5.2.

           (h) Items Pertaining to Bank. The Lender shall have received each of the items identified in subsections (e) and (f) above with respect to the Bank.

           (i) Opinion of Counsel to the Borrower. The Lender shall have received the opinion of counsel for the Borrower dated the Closing Date, as to the transactions contemplated by this Agreement, in form and substance satisfactory to the Lender and its counsel.

           (j) Payment at Closing. There shall have been paid to the respective parties entitled thereto the amounts specified in the closing statement to be executed in connection with the closing to the extent any such amounts are due and owing at, or have been billed to the Lender at or prior to, the Closing Date.

           (k) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid.

           (l) Status of Title. The Borrower shall be the owner of the Collateral free and clear of any Liens.

           (m) Governmental Approvals. All necessary approvals, authorizations and consents, if any are required, of all governmental bodies (including courts) having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement shall have been obtained.

           (n) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

           (o) No Material Adverse Change. There shall not have occurred (a) any material adverse change in the business, financial condition or results of operations of the Borrower, the Bank, or in the value of the Collateral since June 30, 1997, or (b) any event, condition or state of facts which would be expected materially and to affect the business, financial condition or results of operations of the Borrower or the Bank.

           (p) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel. The Lender shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lender and its counsel, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

           (q) Letter to the Borrower's Accountants. Execution and delivery by the Borrower of a letter addressed to certified public accountants for the Borrower, authorizing such accountants to discuss the finances and financial affairs of the Borrower with the Lender.

           (r) Event of Default. No Event of Default, nor any event or condition which, with notice, lapse of time or the making of any Loan would constitute an Event of Default, shall have occurred and be continuing.

       5.3 Waiver of Conditions Precedent. If the Lender makes any Loans prior to the fulfillment of any of the conditions precedent set forth in Section 5.2 hereof, the making of such Loans shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and the Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

       SECTION 6. REPRESENTATIONS AND WARRANTIES.

       In order to induce the Lender to enter into this Agreement and each of the other Loan Documents and to make the Loans, the Borrower makes the following continuing warranties and representations to the Lender:


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       6.1 Corporate Organization and Power. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified; (c) has the power to own and give Liens in the Collateral and to engage in the transactions contemplated hereby; and (d) has the full power, authority and legal right to execute and deliver this Agreement and the other Loan Documents and to perform and observe the terms and provisions thereof.

       6.2 Litigation; Government Regulation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or the Bank at law or in equity before any court or administrative officer or agency which might result in a material adverse change in the business or financial condition of the Borrower or the Bank or impair the Borrower's ability to perform their respective obligations under the Loan Documents. The Borrower and the Bank are not in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court).

       6.3 Taxes. The Borrower and the Bank are not delinquent in the payment of any taxes which have been levied or assessed by any governmental authority against it or its assets. The Borrower and Bank have timely filed all tax returns which are required by law to be filed, and has paid all taxes and all other assessments or fees levied upon the Borrower, the Bank or upon their respective properties to the extent that such taxes, assessments or fees have become due. No controversy in respect of income taxes is pending or, to the knowledge of the Borrower, threatened.

       6.4 Enforceability of Loan Documents: Compliance With Other Instruments. The Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent transfer, or other similar laws of general application relating to or affecting the rights or remedies of creditors, and general principles of equity including principles of commercial reasonableness, good faith and fair dealing. The Borrower and the Bank are not subject to any corporate or other restriction or to any order, rule, regulation, writ, injunction or decree of any court or governmental authority or to any statute which materially and adversely affects its business, property, assets or financial condition. Neither the Borrower nor the Bank is a party to any labor contract or labor dispute. Neither the Borrower nor the Bank is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which the Borrower or the Bank is a party or by which either the Borrower or the Bank is bound. Neither the execution, delivery or performance of the Loan Documents, nor compliance therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) the Articles of Incorporation or Bylaws of the Borrower, (ii) any law, order, writ, injunction or decree of any court or governmental authority, or (iii) any agreement or instrument to which the Borrower or the Bank is a party or by which the Borrower or the Bank or their respective property is bound or (b) results or will result in the creation or imposition of any Lien upon their respective properties pursuant to any such agreement or instrument, except the Liens created by the Loan Documents and Permitted Liens as defined in Section 8.2 hereof.

       6.5 Governmental Authorization. No authorization, consent or approval of any governmental authority is required for the execution, delivery and performance of the Loan Documents or the consummation of the transactions contemplated thereby. The Borrower and the Bank have, and are in good standing with respect to, ail governmental approvals, permits, certificates, inspections, consent and franchises necessary to continue to conduct their respective businesses as heretofore and presently conducted and proposed to be conducted and to own or lease and operate their respective properties as now owned or leased by it. None of such approvals, permits, certificates, consents, or franchises contains any term, provision, condition or limitations which is more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Borrower and Bank.

       6.6 Event of Default. No event has occurred and is continuing which constitutes an Event of Default or would constitute such an Event of Default after notice or lapse of time or both.

       6.7 Margin Securities. None of the transactions contemplated by this Agreement (including, without limitation thereof, the use of the proceeds of the Loans) will violate or result in a violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto. The Borrower does not own or intend to carry or purchase directly or indirectly any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal

Reserve System (the "Federal Reserve Board"), and the proceeds of the Loans made pursuant to this Agreement and the other Loan Documents will be used only for the purposes contemplated hereunder. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The Borrower will neither take nor permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

       6.8 Full Disclosure. None of the Loan Documents, nor any statements furnished by or on behalf of the Borrower or the Bank to the Lender in connection with the Loan Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To the Borrower's knowledge, there is no fact which the Borrower has not disclosed to Lender in writing which materially and adversely affects or, to the Borrower's knowledge, will materially and adversely affect the Borrower, the Bank, Collateral, the Lender's Liens in the Collateral or the priority thereof, the other assets, business, profits or conditions (financial or otherwise) of the Borrower, or the ability of the Borrower to perform the Obligations.

       6.9 Principal Place of Business. The Borrower's chief executive office and principal place of business is at 4702 Cortez Road West, Bradenton, Florida 34280-4940.

       6.10 ERISA. No fact, including but not limited to, any Reportable Event (as defined in section 4043 of ERISA), exists in connection with any employee benefit plan or other plan for the Borrower's employees which is covered by ER1SA, which might constitute grounds for the termination of any such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer any such plan.

       6.11 Financials. The Financials delivered to Lender have been prepared in accordance with GAAP, contain no misstatement or omission, and fairly present the financial position, assets and liabilities of the Borrower and the Bank as of the respective dates thereof and the results of operations and cash flows of the Borrower and the Bank for the respective periods then ended. Except for the transactions contemplated by this Agreement, since December 31, 1996, there has been no material adverse change in the assets, liabilities or cash flows of the Borrower or the Bank or in the results of their operations or cash flows, and neither the Borrower nor the Bank have incurred any obligation or liability which would materially and adversely affect its financial condition, business operations, cash flows or the Collateral.

       6.12 Title to Collateral. The Borrower has good, indefeasible and marketable title to and ownership of the Collateral, free and clear of all Liens except those created under the Loan Documents.

       6.13 Solvency. The Borrower and Bank are each Solvent.

       6.14 Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lender to the Borrower pursuant to this Agreement are, and continue to be, legal and proper corporate uses (duly authorized by the Borrower's Board of Directors) and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.

       6.15 Compliance With Laws. To the best of the Borrower's knowledge, the Borrower and the Bank have duly complied in all material respects with, and the Borrower's and the Bank's business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to the Borrower and the Bank, or the conduct of the Borrower's or the Bank's business, including, without limitation, all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to the Borrower or the Bank under any such law, rule or regulation.

       6.17 Bank Organization and Power. The Bank (a) is Florida state-chartered bank, duly organized, validly existing and in good standing under the laws of the State of Florida, (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified.

       SECTION 7. AFFIRMATIVE COVENANTS.

       Until such time as all Obligations have been paid in full, and Lender shall have no further obligations under this Agreement, the Borrower covenants and agrees that, unless the Lender otherwise consents in writing:

       7.1 Repayment of Obligations. The Borrower will repay the Obligations according to the terms of this Agreement and the other Loan Documents.

       7.2 Performance Under Loan Documents. The Borrower will perform all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower and the Lender.

       7.3 Information as to the Borrower and the Bank. The Borrower, to the extent permitted by applicable law, shall deliver to the Lender:

           (a) Within forty five (45) days after the end of each quarter, beginning with the current quarter, a copy of the Call Report filed by Bank with any Federal or state regulatory agency.

           (b) Within one hundred fifty (150) days after the end of each quarter, beginning with the current quarter, a copy of the Uniform Bank Performance Report (the "UBPR") received by Bank from the Federal bank regulators.

           (c) Within one hundred twenty (120) days after the close of the calendar year, beginning with the year ending December 31, 1997, audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries as of the fiscal year then ended, prepared in accordance with GAAP, applied on a basis consistent with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by (i) a report thereon, containing an unqualified opinion, without scope limitations imposed by the Borrower, from a firm of independent certified public accountants selected by the Borrower and acceptable to the Lender, and
(ii) a copy of each "management letter", if any, from such accountants to the Borrower in connection with such accountants' audit;

           (d) Concurrently with the delivery of the financial statements described in subsection (c) above, a certificate from the independent certified public accountants of Borrower stating that, in making their examination of the financial statements of the Borrower, nothing came to their attention that caused them to believe of the occurrence or existence of any condition or event which constitutes or would constitute, upon the giving of notice or lapse of time or both, any Event of Default in so far as such condition relates to an accounting matter, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination;

           (e) Concurrently with the delivery of the financial statements described in subsections (a), (b) and (c) above, a certificate from the chief financial or accounting officer of the Borrower certifying to Lender that to his knowledge, the Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon the Borrower contained in this Agreement or the other Loan Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or specifying any such Event of Default;

           (f) Within 10 days after the filing thereof with the SEC, copies of the 10-Q or 10-QSB and 10-K or 10-KSB of the Borrower; and

           (g) Upon the Lender's written request, such other information about the Collateral or the financial condition and operations of the Borrower or the Bank as the Lender may from time to time reasonably request. The Lender may, upon its determination that there has been an adverse change in the overall performance and condition of the Borrower, the Collateral, and/or the Bank, require more frequent rendering of the reports and certificates described in
(a) through (f) above.

       7.4 Notice of Certain Events. The Borrower shall, immediately upon obtaining knowledge thereof, give written notice to the Lender of: (a) any material litigation or proceeding brought against the Borrower or the Bank, whether or not the claim is considered by the Borrower or the Bank to be covered by insurance; (b) any written notice of a violation received by the Borrower or the Bank from any governmental regulatory body or law enforcement authority which, if such violation were established, might have a material adverse effect on the business of the Borrower, the Bank, the value of the Collateral, the Lender's Liens in the Collateral or the priority of such Liens; (c) any labor controversy which has resulted in a strike or other work action materially affecting the Borrower or the Bank; (d) any attachment, judgment, Lien, levy or order which may be placed on or assessed against or threatened against the Collateral, the Borrower or the Bank if the amount thereof, in either of such events, exceeds $100,000; (e) any Event of Default or any event which, after notice or lapse of time or both, would become an Event of Default; and (f) any other matter which has resulted in a material adverse change in the financial condition, cash flows or operations of the Borrower or the Bank.

       7.5 Corporate Existence and Maintenance of Properties. The Borrower and the Bank shall maintain and preserve their corporate existence and all rights, privileges and franchises now enjoyed; and the Borrower and the Bank shall conduct their business in an orderly, efficient and customary manner, keep their properties in good working order and condition, and from time to time make all needed repairs to, renewals of or replacements of their properties (except to the extent that any of such properties is obsolete or is being replaced) so that the efficiency of such property shall be fully maintained and preserved. The Borrower and the Bank shall file or cause to be filed in a timely manner all reports, applications, estimates and licenses which shall be required by any governmental authority and which, if not timely filed, would have a material adverse effect on the Borrower, the Bank, the Collateral, the Lender's Liens in the Collateral or the priority of such Liens.

       7.6 Payment of Indebtedness: Performance of Other Obligations. The Borrower shall pay all Indebtedness for borrowed money at maturity, all taxes, assessments and other governmental charges which may be levied or assessed upon the Borrower or the Collateral prior to their becoming delinquent and all other obligations in accordance with customary trade practices, and comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Borrower's business; provided, however, that the Borrower may in good faith by appropriate proceedings and with due diligence contest any such taxes, assessments, governmental charges, acts, rules, regulations, orders and directions that do not in the Lender's judgment materially adversely affect the value of the Collateral or the Lender's Liens in the Collateral or the priority of such Liens. The Borrower shall also observe and remain in compliance with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business, and all covenants and conditions of all agreements and instruments to which the Borrower is a party, which failure to comply or failure to obtain would materially and adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower, the Collateral, the Lender's Liens in the Collateral or the priority of such Liens.

       7.7 Maintenance of Books and Records; Inspection. The Borrower shall maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with GAAP and in compliance with the regulations of any governmental regulatory body having jurisdiction over it; and permit employees or agents of the Lender upon notice to Borrower and at such reasonable times during normal business hours to inspect the Borrower's properties, and to examine or audit the Borrower's books, accounts and records and make copies and memoranda of them. The Lender shall not unreasonably interfere with the business of the Borrower in exercising any of the examination and audit rights granted to Lender under this Agreement, and Lender shall maintain the confidentiality of the information obtained from such examinations and audit in accordance with applicable law. The Borrower shall permit any representative of the Lender to visit and inspect any property of the Borrower, to examine all books of accounts, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower with its officers, employees and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the finances and affairs of the Borrower), all upon notice to Borrower and at such reasonable times during nonnal business hours and as often as may be reasonably requested.

       7.8 Compliance with ERISA. The Borrower shall at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any employee benefit plan; promptly after the filing thereof, furnish to the Lender copies of any annual report required to be filed under ERISA in connection with each employee benefit plan; not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any employee benefit plan that could result in liability to the Pension Benefit Guaranty Corporation; notify the Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any employee benefit plan which the

Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan; and furnish to the Lender upon the Lender's request, such additional information about any employee benefit plan as may be reasonable requested.

       7.9 Compliance with Environmental Laws. The Borrower shall comply at all times with all Environmental Laws and all other federal, state or local statute, laws, ordinances, rules, regulations, orders or decrees relating to Environmental Laws.

       SECTION 8. NEGATIVE COVENANTS.

       Until such time as all Obligations have been paid in full and Lender shall have no further obligations under this Agreement, the Borrower covenants and agrees that, unless the Lender otherwise consents in writing, the Borrower will not:

       8.l Dissolution. Liquidate or dissolve or merge with any Person if the Borrower is not the surviving corporation.

       8.2 Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage, encumbrance or other Lien (including a Lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, on or of any of the Collateral or on any of the real estate and/or buildings purchased with the Loan proceeds, except for the Liens in favor of the Lender and (i) liens for real estate taxes which are not delinquent, (ii) inchoate mechanic and materialmen Liens for construction in progress, (iii) workmen's, repairmen's, warehousemen's, and carrier Liens arising in the ordinary course of business,
(iv) such imperfections or irregularities of title on any of the real estate and/or buildings purchased with the Loan proceeds which are not material (the "Permitted Liens").

       8.3 Restrictions on Dividends and Other Payments. Declare or pay any dividend on or incur any liability to make any payment or distribution of cash or other property or assets in respect of any of the Borrower's Stock or make any payment on account of the purchase, redemption or other retirement of any of the Borrower's Stock or any other payment or distribution made in respect thereof, either directly or indirectly if both prior to and immediately after the payment of such dividends, an Event of Default shall exist and/or a state of facts shall exist which, with the lapse of time and/or the giving of notice, could constitute an Event of Default.

       8.4 Ownership by Borrower. Allow any change in the ownership of the Borrower's Stock in the Bank to occur (whether such change is a result of any voluntary or involuntary transfer or any transfer by operation of law) which would reduce the Borrower's ownership of the Stock of Bank to less than 100% of the aggregate amount of all issued and outstanding Stock or to less than 100% of the aggregate amount of all voting Stock.

       8.5 Transactions Affecting the Collateral. Enter into any transaction which adversely affects the Collateral, the Lender's Lien in the Collateral or the priority of such Lien or the Borrower's ability to repay any Indebtedness.

       SECTION 9. TERM OF AGREEMENT.

       9.1 Termination of Obligation to Make Loans. Subject to the Lender's right to cease making Loans under this Agreement upon the occurrence of an Event of Default or any event or condition which, with notice, lapse of time, or the making of such Loans would constitute an Event of Default, Lender shall have no further obligation to make Loans upon the occurrence of the Revolver Commitment Termination Date; notwithstanding the foregoing, Borrower shall have the option to convert the Revolving Line of Credit into a term loan, subject to the terms and conditions set forth in the Note.

       9.2 The Lender's Right to Terminate. Without limiting the provisions of
Section 9.1 above, the Lender may terminate its obligations to make further Loans under this Agreement and the other Loan Documents at any time, without demand, notice or legal process of any kind, upon the occurrence of an Event of Default; provided, however, that all of the Lender's rights and remedies under this Agreement and the other Loan Documents shall survive such termination until all of the

Obligations have been paid in full. On or before the termination date, the Borrower shall pay the Obligations in full in immediately available funds.

       9.3 Effect of Termination. Upon the effective date of termination, all Obligations to the Lender, whether or not incurred under this Agreement, and notwithstanding any term or credit allowed by the Note or by any other instrument evidencing the Obligations, shall become immediately due and payable without notice, demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding any termination, until all Obligations of every nature whatsoever shall have been fully paid and satisfied, the Lender shall retain its Liens in the Collateral, and the Borrower shall continue to comply fully with the terms of this Agreement and shall turn over all proceeds of the Collateral to the Lender, and the Lender shall retain all of its other rights and remedies hereunder.

       SECTION 10. EVENTS OF DEFAULT.

       10.1 Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (a) The Borrower fails to pay any portion of the Obligations when due and payable or declared due and payable (subject to any applicable notice and cure provision), or fails to remit or deposit items or funds as required by the terms of this Agreement;

            (b) The Borrower fails or neglects to observe, perform or comply with any other term, provision, condition, covenant, warranty or representation contained in this Agreement or the other Loan Documents or in any other agreement now existing or hereafter executed evidencing, securing or relating in any way to the Obligations, which is required to be observed, performed or complied with by the Borrower; provided, however, that the breach by Borrower of any non-financial covenant that is reasonably susceptible to cure by Borrower within 30 days shall not constitute an Event of Default if such breach is fully cured within 30 days written notice from Lender.

           (c) If any representation or warranty made in writing by or on behalf of the Borrower in this Agreement, or in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower and the Lender, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time at which such representation or warranty was made;

           (d) The occurrence of any default or event of default on the part of the Borrower (including specifically, but without limitation, due to non-payment) under the terms of any agreement, document or instrument pursuant to which the Borrower has incurred any Indebtedness (other than the Obligations), which default is not cured within the time, if any, permitted therefor in the agreement governing such Indebtedness;

           (e) The occurrence of any breach of or default or event of default under any of the Loan Documents;

           (f) The decrease in the book value of the Collateral such that the aggregate book value of the Collateral falls below $9,500,000;

           (g) The Borrower or the Bank is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business;

           (h) The filing by the Borrower or Bank of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

           (i) The filing against the Borrower or Bank of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, and such petition is not dismissed within ninety (90) days of the filing thereof or within such ninety (90) day period an order for relief under the Bankruptcy Code or any other applicable act or law shall be entered;

           (j) The Borrower or Bank ceases to be Solvent, or the Borrower or Bank ceases to conduct its business as now conducted;

           (k) A notice of lien, levy or assessment in an amount in excess of $200,000 or more is filed of record to all or any portion of the Borrower's or Bank's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a Lien upon the Collateral or any other asset of the Borrower or the Bank and the same is not dismissed, released, discharged or transferred to bond within thirty (30) days after the same becomes a Lien or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty;

           (1) Any of the Loan Documents for any reason ceases to be in full force and effect unless the document is re-established or reinstated within 10 days of Lender's notice to Borrower, or if any of the Loan Documents for any reason is declared to be null and void, or the Borrower or Bank denies that it has any further liability under any Loan Document to which it is a party, or gives notice to such effect;

           (m) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes the cessation or substantial curtailment of Borrower's revenue producing activities for a period of 30 days or more;

           (n) The loss, suspension or revocation of, or failure to renew, any material license or permit now held or hereafter acquired by the Borrower unless the Borrower fully remedies such loss, suspension, revocation or failure to renew within 30 days;

           (o) The Lender does not have or ceases to have a valid and perfected first priority Lien in the Collateral (subject to Permitted Liens), in each case, for any reason other than the failure of the Lender to take any action within its control;

           (p) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or any of its assets in excess of $500,000, which shall not be dismissed, discharged or bonded within thirty (30) days;

           (q) If a custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral, or any of the Borrower's other assets;

           (r) The occurrence of any of the following events: (i) the happening of a Reportable Event (as such term is defined by ERISA) with respect to any profit sharing or pension plan of the Borrower governed by ERISA; (ii) the appointment of a trustee by an appropriate United States District Court to administer any such plan; (iii) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; (iv) the failure of the Borrower to furnish to the Lender a copy of each report which is filed by the Borrower with respect to each such plan promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation; or (v) the failure of the Borrower to notify the Lender promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions which may result in the termination of any such plans;

           (s) There shall occur any change in the Collateral, the Lender's Lien in the Collateral or the priority of such Lien, or in the business of the Borrower or its operations, conduct or prospects thereof, which, individually or in the aggregate, would have a material adverse effect on the Borrower's ability to repay the obligations;

           (t) There shall occur any change of control or ownership of the majority of the outstanding stock of the Bank; or

           (v) There shall occur any material adverse change in the financial condition of the Borrower or the Bank.

        10.2 Acceleration of the Obligations. Upon and after an Event of Default (other than an Event of Default specified in Section 10.1(h) or (i) hereof), all of the Obligations may, at the option of the Lender, and without demand, notice (except for any notice and cure period expressly required under Section 10.1) or legal process of any kind, be declared, and immediately shall become, due and payable. Upon the occurrence of an Event of Default specified in Section 10.1(h) or (i) or hereof, all of the Obligations shall automatically become due and payable, without demand, notice or legal process of any kind, anything in the Note or other contract evidencing any such obligation or in the Loan Documents or in any other agreement to the contrary notwithstanding.

        10.3 Default Rate of Interest. Upon the occurrence and during the continuance of an Event of Default, all of the Obligations shall bear interest at the Post-Default Rate set forth in the Note until either such Event of Default is cured to the Lender's satisfaction or otherwise waived in writing by the Lender or the Obligations are paid in full and this Agreement is terminated.

        SECTION 11. RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

        11.1 Rights and Remedies. Upon and after the occurrence of any Event of Default, the Lender shall have, in addition to all other rights and remedies which the Lender may have under this Agreement, the other Loan Documents, and applicable law, the following rights and remedies, all of which may be exercised with or without further notice to the Borrower: (a) all of the rights and remedies of a secured party under the UCC of the State of Florida, or any other state where such rights and remedies are asserted; (b) the right to foreclose the Liens created under this Agreement and the other Loan Documents or under any other agreement relating to the Collateral, by any available judicial procedure or without judicial process; and/or (c) the right to sell, assign, or otherwise dispose of the Collateral or any part thereof, either at public or private sale, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Lender, in its sole discretion, and the Lender may bid or become the purchaser at any such public sale, free from any right of redemption which is hereby expressly waived by the Borrower, and the Lender shall have the option to apply or be credited with the amount of all or any part of the obligations owing to the Lender against the purchase price bid by the Lender at any such sale. The Lender may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral against prior Persons or to marshall any Collateral for the benefit of any Person. In connection with the Lender's exercise of the rights and remedies available to Lender under this Section ll.l, under the Loan Documents or under applicable law, the Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, the advertising for sale, and the selling of the Collateral, and the Borrower's rights under all licenses and franchise agreements shall inure to the Lender's benefit. In addition, the Borrower agrees that in the event notice is necessary under applicable law, written notice mailed to the Borrower in the manner specified in Section 13.3 hereof five (5) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to the Borrower.

        The parties hereby acknowledge that any of the foregoing remedies may be subject to regulatory approval from both State and Federal banking authorities having jurisdiction over the Bank. Borrower hereby agrees to cooperate with Lender to obtain any such approvals.

        11.2 Application of Proceeds. The net cash proceeds resulting from the liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all reasonable attorneys' fees) processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all obligations, application as to particular Obligations or against principal or interest to be the Lender's absolute discretion. The Borrower shall be liable to the Lender and shall pay to the Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Lender shall remit to the Borrower or the Person entitled thereto any surplus remaining after all Obligations have been paid in full.

        11.3 Appointment of the Lender as the Borrower's Lawful Attorney. The Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender) as the Borrower's true and lawful attorney (and agent-in-fact) and the Lender, or the Lender's agent, may, upon and after the occurrence of an Event of Default, without notice to the Borrower, and at such time or times thereafter as the Lender or said agent, in its sole discretion, may determine, in the Borrower's or the Lender's name: (i) do all acts and things necessary, in the Lender's sole discretion, to fulfill the Borrower's obligations under this Agreement; and (ii) endorse the name of the Borrower upon any of the items of payment or proceeds of any Collateral and deposit the same to the account of the Lender on account of the Obligations; All acts of the Lender or its designee, except the Lender's acts of gross negligence or willful misconduct, taken pursuant to this Section 11.3 are hereby ratified and confirmed and the Lender or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable by the Borrower until all Obligations are paid in full.

        11.4 Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the Lender's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower and the Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or the Lender's employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Collateral or for any damages resulting therefrom except damages directly attributable to the Lender's gross negligence or willful misconduct.

        SECTION 12. PAYMENT OF EXPENSES.

        Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower will:

        12.1 Fees and Expenses. Pay or reimburse the Lender upon demand for all expenses (including, without limitation, reasonable attorneys' and paralegals' expenses and travel expenses) incurred or paid by the Lender in connection with:
(a) the preparation, execution, delivery, interpretation, modification or amendment of this Agreement or the other Loan Documents; (b) charges for appraisers, examiners, auditors or similar Persons engaged by Lender with respect to rendering opinions concerning the Borrower's financial condition, the Borrower's books, records and procedures, and the condition and value of the Collateral, such audits to be conducted prior to the execution of this Agreement; (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Lender or the Borrower or any other Person) in any way relating to the Collateral, this Agreement or the other Loan Documents or the Loans; (d) any attempt to enforce any rights of the Lender or any participant against the Borrower or any other Person which may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (e) any attempt to, evaluate, sell, liquidate or otherwise dispose of the Collateral; and (f) the filing and recording of all documents required by the Lender to perfect the Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording. Additionally, the Borrower shall pay to the Lender on demand any and all fees, costs and expenses which the Lender pays to a bank or other similar institution arising out of or in connection with the forwarding to the Borrower or any other Person on the Borrower's behalf by the Lender of proceeds of the Loans made by the Lender to the Borrower pursuant to this Agreement.


        12.2 Taxes. Indemnify and save the Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangible personal property, documentary stamp and other taxes, fees and excises, if any, including any interest and penalties, which may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement or in any modification hereof or thereof.

        12.3 Brokerage Fees. Indemnify and hold the Lender harmless from and against any and all finder's or brokerage fees and commissions which may be payable in connection with the transactions contemplated by this Agreement other than any fees or commissions of finders or brokers engaged by the Lender.

SECTION 13. MISCELLANEOUS.

  13.1 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Borrower and the Bank in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents until the Obligations are fully paid and performed, and Lender shall have no further obligations under this Agreement. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation. The Borrower further agrees that to the extent that the Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in fill force and effect as if such payment had not been received by the Lender.

        13.2 Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, STATE OF FLORIDA. THE BORROWER WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE LENDER UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN
ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, FLORIDA. NOTHING IN THIS
SECTION 13.2 SHALL AFFECT THE RIGHT OF TO LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE BORROWER OR ITS PROPERTY. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES WAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON IN CONNECTION WITH THE OBLIGATIONS, THE LOANS, THE BANKER'S ACCEPTANCES, OR THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND TEE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

        13.3 Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three (3) days after deposit in the United States malls, with postage prepaid, and addressed to the party to be notified as follows:

    If to Borrower:                          American Bancshares, Tnc.
                                             4702 Cortez Road West,
                                             Bradenton, Florida 34280-4940.
                                             Attn: Brian Watterson
                                             Facsimile Number: (941) 758-4039

    With a copy to:                          Richard A. Denmon, Esq.
                                             Carlton Fields et al
                                             One Harbour Place
                                             777 South Harbour Island
                                             Tampa, Florida 33602-5799
                                             Facsimile Number: (813) 229-4133

    If to the
    Lender at:                               Barnett Bank, N.A.
                                             701 Brickell Avenue
                                             Sixth Floor
                                             Miami, Florida 33131
                                             Attn: Roberto Pelaez
                                             Facsimile Number: (305) 350-7005

  With a copy to                             Coll Davidson Carter Smith Salter
                                               & Barkett, P.A
                                             201 South Biscayne Boulevard, Suite 3200

                            Miami, Florida 33131
                            Attn: Pablo A. Alvarez, Esq.
                            Facsimile Number: (305) 374-7296

or to such other address as each party may designate for itself by like notice, or on the date of delivery to such party at such address, if notice is given or delivered by hand, telex, telegram, facsimile transmittal, or overnight courier.

        13.4 Indemnification of the Lender and its Affiliates. From and at all times after the date of this Agreement, and in addition to all of the Lender's other rights and remedies against the Borrower, the Borrower agrees to hold the Lender its Affiliates and their respective officers, directors and employees, harmless from, and to indemnify the Lender, its Affiliates and their respective officers, directors and employees against, all losses, damages, costs and expenses (including, but not limited to, attorneys' and paralegals' fees, costs expenses) incurred by the Lender, its Affiliates and their respective officers, directors and employees from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, or the financing transactions contemplated by, this Agreement and the other Loan Documents, the Lender's furnishing of funds to the Borrower pursuant to this Agreement; provided, however, that the foregoing indemnification shall not protect a Lender or its Affiliates from loss, damage, cost or expense directly attributable to such Lender's or any Affiliate's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Lender, its Affiliates and their respective officers, directors and employees shall be payable by the Borrower upon demand by the Lender and shall be additional Obligations hereunder secured by the Collateral.

        13.5 Waivers by the Borrower. Except as otherwise provided for in this Agreement, the Borrower waives (a) presentment, demand and protest and notice of presentment, protest, non-payment, maturity and all other notices; and (b) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of the its remedies.

        13.6 Lawful Charges. It is the intent of the parties that the rate of interest and all other charges due from the Borrower be lawful. Notwithstanding anything to the contrary contained in this Agreement or the Note, if at any time until payment in full of the obligations, the rate of interest payable with respect to the Loans (the "Stated Rate") exceeds the highest lawful rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the Stated Rate shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender from the making of Loans hereunder is equal to the total interest which the Lender would have received had the Stated Rate been (but for the operation of this paragraph) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by the Lender pursuant to the terms hereof exceed the amount which the Lender could lawfully have received had the interest due hereunder been calculated for the full Term at the Maximum Lawful Rate. If for any reason payment of a portion of interest or charges as required by this Agreement would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limit shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law.

        13.7 Assignment. The Borrower may not sell, assign or transfer this Agreement, or the other Loan Documents or any portion thereof, including without limitation, the Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. The Borrower hereby consents to the Lender's participation, sale, assignment, transfer or other disposition at any time or times hereafter of this Agreement or the other Loan Documents, or of any portion hereof or thereof, including without limitation, the Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder.

        13.8 Amendment. This Agreement and the other Loan Documents cannot be amended, changed, discharged or terminated orally, but only by an instrument in writing signed by the Lender and the Borrower.

        13.9 Severability. To the extent any provision of this agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        13.10 Entire Agreement. This Agreement and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof.

        13.11 Binding Effect. All of the terms of this Agreement and the other Loan Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower and the Lender. This provision, however, shall not be deemed to modify Section 13.7.

        13.12 Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

        13.13 Disbursement of Loan Proceeds. The Borrower hereby authorizes and directs the Lender to disburse, for and on behalf of the Borrower and for the Borrower's account, the proceeds of Loans made by the Lender to the Borrower pursuant to this Agreement to such Person or Persons as the Borrower shall direct, whether in writing or orally.

        13.14 Conflict of Terms. The provisions of the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

        13.15 Injunctive Relief. The Borrower recognizes that in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              AMERICAN BANCSHARES, INC., a Florida
                              corporation

                              By: /s/ Gerald L. Anthony
                                  -------------------------------------------
                                  Name: Gerald L. Anthony
                                  Title: President and Chief Executive Officer

                              BARNETT BANK, N.A., a national banking
                              association

                              By: /s/ Roberto Pelaez
                                  -------------------------------------------
                                  Name: Roberto Pelaez
                                  Title: Senior Vice President

                         OUT OF STATE CLOSING AFFIDAVIT


LOAN AGREEMENT ATTACHMENT

COMMONWEALTH OF THE BAHAMAS
                -----------
CITY OF NASSAU
       --------------------

        Before me, the undersigned, a Notary Public in and for the jurisdiction aforesaid, personally appeared Roberto Pelaez, as Senior Vice President of BARNETT BANK, N.A. ("Barnett") and Gerald L. Anthony, the President and CEO of American Bancshares, Inc. (the "Borrower"), who, first being by me duly sworn, stated that:

        1. On the date hereof, the Borrower has executed a Loan Agreement (the "Agreement") dated the 30th day of October, 1997, in favor of Barnett, in Nassau, Bahamas.

        2. The Borrower personally delivered the Agreement to Barnett, and Barnett accepted the Agreement on the date hereof in Nassau, Bahamas.

        Dated this 30th day of October, 1997.
                   ----        -------

American Bancshares, Inc.

/s/ Gerald L. Anthony
--------------------------------------------
Print Name: Gerald L. Anthony
            --------------------------------
Title: President and Chief Executive Officer
       -------------------------------------

Barnett Bank, N.A.


/s/ Roberto Pelaez
----------------------------
Print Name: Roberto Pelaez
Title: Senior Vice President


                                 NOTARY PUBLIC

        Sworn to and subscribed before me this 30th day of October, 1997 by Roberto Pelaez, Senior Vice President of Barnett Bank, N.A. and Gerald L. Anthony, as Pres. & CEO of American Bancshares, Inc.

                               DRIVERS LICENSE A535-292-43-066-0 (ANTHONY)
                               PALAEZ USA PASSPORT No. 044261499

                               (Print Name) /s/ Felicity L. Johnson
                                           ------------------------------------
                               Notary Public in and for Jurisdiction Aforesaid




My Commission Expires:  31st December 1997
                        ------------------

                        REVOLVING CREDIT PROMISSORY NOTE

$5,000,000.00                                                   October 30, 1997

         FOR VALUE RECEIVED, the undersigned, AMERICAN BANCSHARES, INC., a Florida corporation (sometimes referred to herein as the "Borrower" or the "undersigned") hereby promises to pay to the order of BARNETT BANK, N.A., a national banking association (together with its successors and assigns, "Lender") at the office of Lender, 701 Brickell Avenue, 6th Floor, Miami, Florida 33131, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or so much thereof as may be advanced hereunder or pursuant to the Loan Agreement (as hereinafter defined) (which amount is hereinafter defined as the "Principal Sum"), together with interest thereon from the date of each advance until repaid, at the rates hereinafter set forth, on the principal balance of this Note outstanding from time to time, together with all other fees and charges hereinafter provided for, in same day funds and lawful money of the United States of America that shall at the time of payment be legal tender for the payment of all debts and dues, public and private.

         Section 1. Certain Definitions. In addition to the terms defined elsewhere in this Note, as used herein, the following terms shall have the indicated definitions:

                  Section 1.01 "Business Banking Day" shall mean each day other than a Saturday, Sunday or any holiday on which commercial banks in Miami, Florida, are closed for business.

                  Section 1.02 "Event of Default" shall mean the occurrence of any default or event of default under any of the Loan Documents for which no cure period is provided or, if a cure period is provided, which has continued uncured beyond the applicable cure period.

                  Section 1.03 "Interest Period" shall mean a period of one or three months, commencing on a Business Banking Day selected by the Borrower pursuant to Section 2.02. If an Interest Period would otherwise end on a day which is not a London Banking Day, such Interest Period shall end on the next succeeding London Banking Day unless such extension would extend the maturity date of the Loan or cause the last day to occur in a new calendar month, in which event the Interest Period shall end on the immediately preceding London Banking Day.

                  Section 1.04 "Libor Rate" shall mean the offered rate for deposits in United States dollars in the London Interbank market for a period of time equal to the relevant Interest Period which appears on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on the day that is two London Banking Days preceding the first Business Balancing Day of the Interest Period. If at least two such offered rates appear on the Reuters Screen LIBOR Page, the rate will be the arithmetic mean of such offered rates. The Lender may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Lender may, in its discretion, use rate quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods. The determination by Lender of the Libor Rate shall be presumed to be correct and shall be subject to rebuttal only by clear and convincing evidence.

                  Section 1.05 "Loan" shall mean the revolving loan evidenced by this Note, including without limitation, all principal, interest and other payments which shall become due and payable hereunder.

                  Section 1.06 "Loan Advance" shall mean any advance of proceeds of the Loan made by Lender pursuant to this Note or the Loan Agreement.

                  Section 1.07 "Loan Agreement" shall mean the Loan Agreement of even date herewith, by and between Borrower and Lender, as it may be hereafter amended or modified.

                  Section 1.08 "Loan Commitment Fee" shall mean the annual fee to be paid by Borrower to Lender as additional consideration for the Loan extended to the Borrower hereunder, which fee amount shall be equal to 1/5 of 1% (.20%) per annum and which shall be calculated on a quarterly basis based on the average unused portion of the Principal Sum during the preceding quarter, but which shall be paid annually.

                  Section 1.09 "Loan Documents" shall mean the Loan Agreement, this Note, and all other documents, agreements, guaranties and instruments evidencing, securing or in any way relating to the Loan, together with all amendments thereto which may hereafter exist.

                  Section 1.10 "Loan Libor Rate" shall mean the Libor Rate applicable to any particular Libor Rate Option selected by Borrower, for the relevant Interest Period, plus 175 basis points, and calculated on the basis of a 360-day-year as provided in this Note.

                  Section 1.11 "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England, are closed for business.

                  Section 1.12 "Maturity Date" shall mean the earliest to occur of (i) the second anniversary from the date hereof, (ii) Borrower's sale of the Bank, (iii) the date of a decrease in the book value of the Collateral such that the aggregate book value of the Collateral falls below $9,500,000 or (iv) the date to which Lender accelerates the payment of the Loan pursuant to Section 6 hereof, unless the Borrower shall have exercised the extension option in accordance with the provisions of Section 2.06 hereof.

                  Section 1.13 "Note" shall mean this Revolving Promissory Note, which evidences the Loan, together with all amendments hereto which may hereafter exist.

                  Section 1.14 "Post-Default Rate" shall mean 14% per annum (computed on the basis of a 360-day year).

                  Section 1.15 "Principal Sum" shall mean the entire outstanding principal balance of this Note as of the date upon which such calculation or determination shall be made.

                  Capitalized terms not defined herein shall have the meaning assigned such terms in the Loan Agreement.

         Section 2. Payment of Principal and Interest Revolving Loan, Fees.

                  Section 2.01 This Note evidences all loans made by the Lender to Borrower pursuant to the terms of the Loan Agreement, and all such Loans shall be deemed Loan Advances hereunder. Subject to the terms and conditions of the Loan Agreement, Borrower may borrow, repay and reborrow principal sums under this Note from time to time and this Note shall remain in effect and evidence all such advances and re-advances hereunder; provided, however, that the aggregate principal amount outstanding hereunder at any one time shall not exceed $5,000,000. Reference should be made to the Loan Agreement for the term, conditions and provisions applicable to the loans evidenced hereby and the making and repayment thereof. During the entire term of the Loan, this Note shall bear, and Borrower shall pay to Lender, interest on the Principal Sum at a variable rate per annum equal to the Loan Libor Rate.

                  Section 2.02 To select Interest Periods applicable to portions of the Loan from time to time, the Borrower shall give the Lender irrevocable notice (a "Rate Selection Notice") not later than 10:00 a.m. Miami time at least three Business Banking Days before the effective date of each Interest Period, specifying:

         (a) the first day of the Interest Period, which shall be a Business Banking Day, and

         (b) the applicable Interest Period, subject, however, to the restrictions provided herein.

After selection of an Interest Period in accordance with this Note, the relevant portion of the Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Loan Libor Rate. No Interest Period may extend beyond the Maturity Date.

                  Section 2.03 Notwithstanding the foregoing and any other contradictory provisions of this Note, Borrower shall pay to Lender interest on the Principal Sum and on any other amount payable by Borrower pursuant to any of the other Loan Documents which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), subject to any applicable notice and cure periods as set forth in the Loan Documents, for the period commencing on the due date thereof until the same is paid in full at the Post-Default Rate. Nothing contained in this Section 2.03 or any other provision of this Note is intended to imply the establishment or granting of any grace or cure period for the payments or installments required under this Note other than as expressly provided herein or in any other Loan Document to the contrary.

                  Section 2.04 During the entire term of the Loan, interest on the Principal Sum shall be payable on the first day of each month in arrears commencing on the first day of the first calendar month following the first Loan Advance and continuing thereafter through and until the Maturity Date, at which time the Principal Sum, together with all accrued interest thereon shall become immediately due and payable, unless the Borrower shall have exercised the extension option in accordance with the provisions of Section 2.06. All interest payable at the Post-Default Rate shall be payable on the demand of the Lender.

                  Section 2.05 During the entire term of the Loan, the Loan Commitment Fee shall be calculated on a quarterly basis but shall be payable on the first anniversary of the date hereof and continuing thereafter on an annual basis through and until the Minority Date.

                  Section 2.06 The Borrower shall have the right to extend the maturity date of this Note from the Maturity Date to October 31, 2002 (the "Extended Maturity Date") provided all of the conditions set forth below are fully satisfied. If the Loan is extended, no additional Loan Advances shall thereafter be made under the Loan.

                  (i) On October 31, 1999, no default shall then exist under this Note or any of the other documents evidencing, guarantying, securing or otherwise relating to the indebtedness evidenced by this Note (this Note and such other documents are collectively called the "Loan Documents"); no facts shall then exist which, with notice and/or lapse of time, would constitute a default or event of default under any of the Loan Documents; and no prior payment default shall have existed at any time under the Loan Documents;

                  (ii) At least 30 but no more than 60 days prior to the Maturity Date, the Borrower shall have delivered written notice to Payee of Borrower's election to extend the maturity of this Note from the Maturity Date to the Extended Maturity Date in accordance with this
         Section 2 (the written notice required under this subsection (ii) is hereinafter called the "Extension Notice");

                  (iii) Prior to the Maturity Date, the Borrower shall have executed and delivered to Payee all such documents as may reasonably be required by Payee to evidence the extension of the maturity date of this Note;

                  (iv) The Borrower shall have delivered evidence, fully satisfactory to Lender, that there had not occurred (a) any material adverse change in the business, financial condition or results of operations of the Borrower, the Bank, or in the value of the Collateral since March 31, 1999, or b) any event, condition or state of facts which would be expected materially and to affect the business, financial condition or results of operations of the Borrower or the Bank.

                  (v) On the Maturity Date, the Borrower shall have paid all accrued but unpaid interest under the Loan.

         (b) If the Borrower qualifies for and elects to extend the maturity of this Note from the Maturity Date to the Extended Maturity Date as provided in
Section 2(a), then:

                  (i) During the period (the "Extension Period") from the Maturity Date to the Extended Maturity Date, interest shall accrue at the Loan Libor Rate.

                  (ii) During the Extension Period, interest on the Principal Sum shall be payable on the first day of each month in arrears commencing on the first day of the first calendar month following the Maturity Date and continuing thereafter through and until the Extended Maturity Date. All interest payable at the Post-Default Rate shall be payable on the demand of the Lender.

                  (iii) During the Extension Period, the Borrower shall pay to the Payee on that date which is three months after the Maturity Date, and on the same day of each three calendar month period thereafter, a quarterly payment of principal. Such quarterly payment shall be the amount (as determined and established by Payee at or prior to the commencement of the Extension Period) that is necessary to repay the principal outstanding under this Note at the commencement of the Extension Period based on a 10-year straight-line amortization period, with such 10-year amortization period to commence on the Maturity Date. On each one year anniversary of the Maturity Date, the quarterly payment of principal required to be paid hereunder shall be adjusted by Payee to such amount (as determined and established by Payee) that is necessary to repay the entire principal balance outstanding hereunder on such anniversary date based on the straight-line amortization period of 10 years less the number of years that have elapsed during the Extension Period. After the aforementioned adjustment, equal quarterly payments of principal shall be due and payable for the ensuing 4 consecutive calendar quarters until the quarterly payment is again recalculated in accordance with the provisions hereof. Notwithstanding the foregoing, the principal amount due at the end of any quarter shall be discounted by the amount of any prepayment made during such quarter.

                  (iv) Subject to the provisions of Section 7 below, all unpaid principal, all accrued but unpaid interest, and all other sums payable under or in connection with this Note shall be due and payable on the Extended Maturity Date. The Borrower shall have no right to extend the maturity date of this Note beyond the Extended Maturity Date. However, the foregoing shall not prohibit the Borrower and Lender from agreeing to a further extension, but any such extension must be in writing and Lender shall have no obligation whatsoever to agree to any such further extension.

         (c) Except as provided in this Section 2, all terms and provisions of the Loan Documents shall continue to be applicable to the loan evidenced by this Note during the Extension Period.

         Section 3. Payments and Computations. All payments on account of the Loan shall be made not later than 2:00 p.m. (Miami time) on the day when due, in lawful money of the United States in same day funds and shall be first applied to fees and other charges when due and payable under the applicable provisions of this Note, then to interest on the unpaid Principal Sum and the remainder to the reduction of the Principal Sum. All computations of interest shall be calculated on the basis of a 360-day year, but charged on the basis of the actual number of days elapsed in any calendar year or part thereof (i.e., the interest for each day on which any principal is outstanding shall be calculated at the annual interest rate divided by 360).

         Section 4. Legal Rate of Interest. It is the intent of the parties hereto that in no event shall any interest or payment in the nature of the interest under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith. The Lender may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of any law, rule or regulation in effect from time to time and available to the Lender which exempts the Lender from any limit upon the rate of interest it may charge or grants to the Lender the right to charge a higher rate of interest than that allowed by Chapter 687, Florida Statutes.

         Section 5. Prepayment. The Principal Sum may be prepaid solely upon strict compliance with the following terms and conditions:

                  (a) Borrower shall have the right with no prepayment penalty or premium to prepay all or any portion of the Principal Sum bearing interest at the Prime Rate provided the prepayment shall be preceded by at least five (5) days' prior written notice to Lender. The Borrower shall not have the right to prepay any portion of the Principal Sum bearing interest at the Loan Libor Rate except at the end of the applicable Interest Period unless such prepayment is preceded by at least five (5) days' prior written notice to Lender and is accompanied by any amounts due to Lender under the Loan Agreement. In all events, any prepayment shall be accompanied by payment to Lender of all accrued and unpaid interest to and including the date of prepayment together with all other charges and fees due to Lender from Borrower.

                  (b) Any prepayment in whole shall terminate Lender's obligation to be make any further Loan Advances.

         Section 6. Default. Should Borrower not pay the sums due under the Note at maturity, or should Borrower not pay any other sum payable hereunder within 10 days after the due date thereof, or should any "Event of Default" as defined in the Loan Agreement or Pledge Agreement (as defined in the Loan Agreement) occur, or should any default occur in the payment or performance of any of the covenants or conditions contained in this Note, or in any other Loan Document, then upon the occurrence of any such event, and, to the extent applicable, after compliance by Lender with any and all requirements of the Loan Documents requiring Lender to give notice of default and right to cure, the Principal Sum and all interest accrued thereon and all charges and fees which are part of the Loan and any other sums advanced by Lender under this Note, the Loan Agreement and the other Loan Documents shall, at the option of Lender, and without notice, demand or presentment for payment to Borrower or any other person or entity, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity, anything herein or in the other Loan Documents to the contrary notwithstanding, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note, the Loan Agreement, the Pledge Agreement or in any of the other Loan Documents. Interest shall accrue on the Principal Sum from the date of any Event of Default, regardless of whether or not there shall have been an acceleration of the payment of principal as set forth herein, at the Post-Default Rate.

         Section 7. Late Charges. In order to compensate Lender for loss and expense occasioned by delinquencies in the payment provisions hereof, Borrower shall pay to Lender on demand, in addition to any interest or other charges under the Loan, a service charge for the collection of late payments equal to $.05 for each $1.00 or any part thereof of the monthly payment due under this Note more than ten (10) days past due. Failure to pay such late charges upon demand shall constitute an Event of Default under this Note.

         Section 8. Time of Essence. Time is of the essence hereof with regard to the performance of all of the terms, provisions and conditions hereof on the part of Borrower.

         Section 9. Waivers and Miscellaneous.

                  Section 9.01 The remedies of Lender, as provided herein and in the other Loan Documents, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  Section 9.02 The undersigned and any endorsers, sureties, guarantors and all others who are or may become liable for the payment hereof
(a) severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance or enforcement of the payment of this Note, (b) expressly consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after its maturity date without notice, consent or consideration to any of the foregoing, (c) expressly agree to any substitution, exchange, addition or release of any of the other Loan Documents or the addition or release of any party or person primarily or secondarily liable hereon, (d) expressly agree that Lender shall not be required first to institute any suit, or to exhaust its remedies against the undersigned or any other person or party to become liable hereunder or against the other Loan Documents in order to enforce the payment of this Note, and (e) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Lender of any such person), the undersigned shall be and remain, jointly and severally, directly and primarily liable for all sums due under this Note and the other Loan Documents subject to the terms and conditions hereof.

                  Section 9.03 Lender shall not be deemed, by any act of omission or commission. to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and, then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                  Section 9.04 Neither this Note nor any provision hereof may be changed or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change or termination is sought.

                  Section 9.05 Failure to accelerate the Loan by reason of the default in the payment of an installment, or the acceptance of a past due installment, shall not be construed as a novation of the contract or a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without previous notice of such intention being given to Borrower.

                  Section 9.06 The section headings of this Note are for reference purposes only and are to be given no effect in the construction or interpretation of this Note.

                  Section 9.07 The words "herein", "hereof", hereunder" and other words of similar import refer to this Note as a whole and not to any particular section of this Note unless specifically stated otherwise in this Note.

                  Section 9.08 All initially capitalized terms used herein, unless otherwise expressly defined herein, shall have the respective meanings assigned in the Loan Agreement.

         Section 10. Governing Law. This instrument shall be governed by and construed according to the laws of the State of Florida, without regard to principles of conflicts of law.

         Section 11. Successors and Assigns. Whenever used, the singular shall include the plural, the plural the singular, and the words "Lender", "undersigned" and "Borrower" shall be deemed to include their respective successors, heirs, representatives and assigns.

         Section 12. Costs of Collection. Borrower shall pay all costs and expenses which may now or hereafter be incurred by Lender, its successors and assigns, in the enforcement and collection of this Note or otherwise relating in any manner to this Note, including, but not limited to, reasonable attorneys' and paralegal fees and costs through and including any appellate proceedings and regardless of whether any specific legal proceedings shall be initiated or commenced in connection therewith. All such expenses shall be secured by the Pledge Agreement and other collateral at any time held by Lender as security for Borrower's obligations to Lender.

         Section 13. Effect of Loan Documents. Reference is hereby made to the provisions of the other Loan Documents for a description of the further rights of Lender. The Pledge Agreement and the Loan Agreement, among other things, contain provisions for the acceleration of the maturity hereof upon the happening of certain stated events (which events shall include, among other things, a default by Borrower in any obligation of Borrower obligatory upon it under the terms of this Note).

         Section 14. Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intern of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible exterior that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Borrower and Lender hereof under the remainder of this Note shall continue in full force and effect.

         Section 15. Documentary Stamps and Intangible Tax. Borrower shall pay all documentary stamps and intangible taxes which shall become payable with respect to this Note, and Borrower shall indemnify and hold Lender harmless from and against any and all costs, losses, liability and expense arising in connection with the foregoing.

         Section 16. JURY WAIVER. LENDER AND BORROWER DO HEREBY KNOWINGLY, VOLUNTARY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, AND ALL OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED HEREBY.

         IN WITNESS WHEREOF, this Revolving Credit Promissory Note was duly executed as of the date first above written.

                           AMERICAN BANCSHARES, INC.,
                           a Florida corporation

                           By: /s/ Gerald L. Anthony
                               --------------------------------------------
                               Name:  Gerald L. Anthony
                               Title: President and Chief Executive Officer

         I, Felicity L. Johnson, a Notary Public within and for the
Commonwealth of the Bahamas, City of Nassau, duly commissioned and acting, do hereby certify that on this 30 day of October 1997, the foregoing Revolving Credit Promissory Note was acknowledged before me by Gerald L. Anthony, as President of AMERICAN BANCSHARES, INC., a Florida corporation, on behalf of that corporation and, who being duly sworn and being informed of the contents of said Revolving Credit Promissory Note, stated and acknowledged under oath that he/she has signed and delivered same as his/her free and voluntary act and deed on behalf of that corporation. He:

         ___ is personally known to me; or
         ___ produced Florida Driver License Number A-535-242-43-066-0 as identification.

         WITNESS my hand and seal the day and year set forth above.


                               /s/ Felicity L. Johnson
                               --------------------------------------------
                               Notary Public

My commission expires: 31st December 1997

                         OUT OF STATE CLOSING AFFIDAVIT

REVOLVING PROMISSORY NOTE ATTACHMENT

COMMONWEALTH OF THE BAHAMAS

CITY OF NASSAU



         Before me, the undersigned, a Notary Public in and for the jurisdiction aforesaid, personally appeared Roberto Pelaez, as Senior Vice President of BARNETT BANK, N.A. ("Barnett") and Gerald L. Anthony, the President & CEO of American Bancshares, Inc. (the "Borrower"), who, first being by me duly sworn, stated that:

         1. On the date hereof, the Borrower has executed a Promissory Note (the "Note") dated the 30th day of October, 1997, in the principal amount of $5,000,000.00 in favor of Barnett, in Nassau, Bahamas .

         2. The Borrower personally delivered the Note to Barnett, and Barnett accepted the Note on the date hereof in Nassau, Bahamas.

         Dated this 30th day of October, 1997.

American Bancshares, Inc.

/s/ Gerald L. Anthony
---------------------------------------------
Print Name:  Gerald L. Anthony
             --------------------------------
Title:  President and Chief Executive Officer
        -------------------------------------


Barnett Bank, N.A.

/s/ Roberto Pelaez
---------------------------------------------
Print Name: Roberto Pelaez
Title: Senior Vice President

                                  Notary Public

         Sworn to and subscribed before me this 30th day of October, 1997 by Roberto Pelaez, Senior Vice President of Barnett N.A. and Gerald L. Anthony, as Pres. & CEO of American Bancshares, Inc.


                           /s/  Felicity L. Johnson
                           ----------------------------------
                           (Print Name)  Felicity L. Johnson
                           Notary Public in and for Jurisdiction Aforesaid

My Commission Expires:  31st December 1997
                        ------------------

                             STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (the "Agreement") is executed as of October 30, 1997, by and between AMERICAN BANCSHARES, INC., a Florida corporation ("Pledgor"), having an address at 4702 Cortez Road West, Bradenton, Florida 34280-4940, and BARNETT BANK, N.A., a national banking association ("Lender"), having an address at 701 Brickell Avenue, 6th Floor, Miami, Florida 33131.

                              W I T N E S S E T H:

         WHEREAS, Pledgor is the owner of 100% of the authorized and outstanding shares of stock of American Bank of Bradenton, a bank chartered under the laws of the State of Florida ("Bank");

         WHEREAS, Lender has agreed to make available to the Pledgor a revolving line of credit in the amount of $5,000,000 (the "Revolving Line") as evidenced by that certain Promissory Note in the principal sum of $5,000,000 (the "Note") for the purposes set forth in the Loan Agreement (the "Loan Agreement"), both dated as of even date herewith between Pledgor and Lender. The Note, the Loan Agreement, this Agreement and any other documents now or hereafter executed and delivered by Pledgor to Lender in connection with the Revolving Line or the loans made pursuant thereto, as any of the foregoing documents may be modified from time to time are hereinafter sometimes collectively referred to as the "Loan Documents"; and

         WHEREAS, in order to induce Lender to accept the Loan Documents and to consummate this transaction, the Lender requires the execution and delivery of this Agreement by Pledgor.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Pledge and Grant of Security Interest.

         (a) In order to secure the full payment when due and the performance of any and all "Obligations", as hereinafter defined in Section l(b), the Pledgor hereby grants, assigns, transfers, pledges, hypothecates, and sets over to the Lender, and grants to the Lender a continuing security interest in and lien on, all of the following property of the Pledgor, whether now owned or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                  (1) all of the issued and outstanding shares of capital stock of Bank, which shares are listed on Exhibit "A" attached hereto and made a part hereof (collectively, the "Shares");

                  (2) all additional shares (collectively, the "Additional Shares") of capital stock of Bank from time to time issued to or received by the Pledgor; and

                  (3) all cash, securities, dividends, distributions and other property at any time and from time to time received, receivable or otherwise distributed in connection with, in respect of, or in exchange for, any or all of the Shares or Additional Shares and all proceeds of the Collateral.

         (b) As used in this Agreement, the term "Obligations" shall mean:

                  (1) All principal, interest, attorneys' fees, loan fees, liabilities for costs and expenses and all other indebtedness, obligations and liabilities of Pledgor to Lender at any time created or arising under or in connection with the Loan Documents and all notes, mortgages, security agreements, guarantees, or other agreements or documents executed pursuant thereto, in connection therewith or as security therefor or any amendment, extension, renewal, or modification thereto or substitution for any of the foregoing documents;

                  (2) All amounts, indebtedness, obligations and liabilities of Pledgor to Lender whether existing now or arising in the future;

                  (3) All agreements, covenants, indemnities, terms, conditions, and other obligations to be performed by, or on behalf of, Pledgor under the Loan Documents; and

                  (4) All costs, expenses and fees, including but not limited to court costs and attorneys' fees, arising in connection with, or as a consequence of the non-payment, non-performance or non-observance of all amounts indebtedness, obligations and liabilities of Pledgor to Lender described in items (1) through (3) of this Section l(b).

         (c) The pledge, liens and security interests granted by this Agreement (collectively, the "Security Interests") are granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction related thereto.

         2. Delivery of Collateral. All certificates or instruments constituting any part of the Collateral shall be delivered to and held by the Lender, and shall be duly endorsed or accompanied by stock powers duly executed in blank, all in form and substance satisfactory to the Lender. The Pledgor shall also cause the liens and security interests granted hereby to be duly registered in the records of Bank, with respect to its shareholders.

         3. Voting Rights. Prior to the occurrence of any default under the Loan Documents that continues uncured beyond any applicable notice and cure periods, the Pledgor shall be entitled to exercise any and all voting rights attaching to the Collateral, and to give consents, waivers and ratifications in respect thereof, for any purpose not inconsistent with the terms of the Loan Documents. During the continuance of any default under any of the Loan Document that continues uncured beyond any applicable notice and cure periods, at the election of the Lender, the Lender or its nominees shall have the sole right to vote or give consents, waivers and ratifications with respect to the Collateral.

         4. Dividends and Other Payments. Notwithstanding anything contained herein to the contrary, prior to the occurrence of any Event of Default (as hereinafter defined), the Pledgor shall be entitled to receive all dividends and payments of any and every nature all distributions and payments of any and every nature with respect to the Collateral that are made in full compliance with the Loan Documents.

         5. Representations, Warranties and Agreements. The Pledgor represents and warrants to and agrees with Lender as follows:

         (a) Bank is a state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Florida. The Shares are validly issued, fully paid and non-assessable and constitute one hundred percent (100%) of the authorized and outstanding shares of Bank. Pledgor shall not vote to authorize the issuance of any additional shares of Bank without the prior consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion.

         (b) The Pledgor (i) is the legal and beneficial owner of the Collateral free ant clear of all liens and security interests except for the security interests created by this Agreement, and (ii) will own each item of Collateral hereafter acquired in addition to any then existing Collateral free and clear of all liens and security interests. The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral (subject to no prior lien or security interest) securing the performance of the obligations under the Loan Documents. The Pledgor has not performed any acts which might prevent the Lender from enforcing any of the terms and conditions of this Agreement or which would limit the Lender in any such enforcement.

         (c) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made by the Pledgor either (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Lender of any rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

         (d) Pledgor Mall cause Bank to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and comply with all the requirements of applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect its properties, business or credit.

         (e) Pledgor shall not sell, assign, encumber, transfer, dispose of, alter, dilute, or restrict any of the Collateral, nor permit any such resort to occur by operation of law or otherwise, without the prior written consent of Lender.

         6. Further Assurances: Covenants.

         (a) The Pledgor shall, from time to time, at its expense, execute, deliver, file and record any instrument, document, agreement and other paper and take any other action that the Lender may reasonably request from time to time, as the Lender may deem necessary or desirable, in order to create, preserve, perfect, confirm or validate the security interests intended to be created hereby or to enable the Lender to obtain the full benefits of this Agreement, or to enable the Lender to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. The Pledgor shall pay the costs of, or incidental to, any recording or filing of any instrument, document, agreement or other paper concerning the Collateral.

         (b) The Pledgor shall keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Lender may reasonably require in order to reflect the security interests creates hereby.

         (c) The Pledgor shall, promptly upon request, provide to the Lender all information and evidence it may reasonably request concerning the Collateral to enable the Lender to enforce this Agreement.

         (d) The Pledgor agrees that it will, upon obtaining any Additional Shares, promptly (and in any event within 5 days) deliver to the Lender certificates or instruments representing such Additional Shares, duly endorsed in pledge to be held as provided in Section 2. In the event that certificates or instruments representing Additional Shares shall be issued directly to the Lender, the Pledgor will, promptly upon request, duly endorse in pledge such certificates or instruments.

         7. Rights and Remedies Upon Event of Default. Upon the occurrence of any default under any of the Loan Documents or in connection with any of the Obligations that continues beyond any applicable cure period or (an "Event of Default"), the Lender shall have all rights and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Florida and under any over applicable law. In addition to, and without limiting the generality of the foregoing, to the extent permitted by law, Lender shall have the following rights and remedies:

         (a) The right at any time or times, without public advertisement or publication (unless required by law), to sell or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Lender deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral. At any sale or sales of the Collateral, Lender or any person acting on its behalf or behalf of its successors or assigns may bid for and purchase the whole or any part of the Collateral and, upon compliance with the terms of such sale, may hold, exploit and dispose of the Collateral without further accountability to Pledgor (except the Lender or its successors or assigns must account for the proceeds of any such sale or sales). Any purchaser at such sale shall be entitled to fully vote the shares of stock comprising the Collateral acquired, to elect officers and directors, and in all respects to become the owners of the shares of stock so acquired;

         (b) The right to incur reasonable attorneys' fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other lien which in the opinion of Lender or its counsel may in any manner or to any extent be a lien upon any of the Collateral, all of which fees, payments and expenses shall become part of Lender's expenses of ring, holding, preparing for sale and the like, and shall be added to and become a part of the Obligations secured hereby, and

         (c) The right to apply the proceeds realized from any sale, or other disposition of the Collateral first to the costs, expenses and attorney's fees incurred by Lender for collection and for acquisition, protection, sale and delivery of the Collateral and thereafter to the principal, interest and other liabilities comprising the Obligations in such manner as Lender shall elect in its sole and absolute discretion.

All rights, remedies, powers and privileges of Lender hereunder are cumulative and not alternative, any may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Lender at law, in equity, under statute or under any other agreement with Pledgor, or any other obliger under of any of the Obligations.

         8. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee of the Lender or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of the Lender or of any agent or bailee selected by the Lender in good faith, other than as a result of the gross negligence or willful misconduct of the Lender or such agent or bailee as determined by a court of competent jurisdiction.

         9. Waivers by and Consents of Pledgor. In addition to the other waivers contained herein and in any other agreement between Pledgor and Lender, Pledgor hereby expressly waives, to the extent permitted by law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Lender on which Bank, the Pledgor or any other person may in any way be liable; and notice of any action taken by Lender unless expressly required by this Agreement or by law. Pledgor waives diligence, presentment, demand, protest and notice of any kind whatsoever in respect to the Obligations and, to the extent permitted by law, all right to have any security for the Obligations marshalled upon the exercise of any remedies permitted hereunder or under any other instruments securing the Obligations or any of them. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any default under the Obligations, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to or the consent of Pledgor. Pledgor waives any right to require that any action be brought against any other person or to require that resort be had to any other security prior to the exercise by lender of its rights under this Assignment. Pledgor further waives any right of subrogation or to enforce any right of action against any other obliger under the Obligations until the Obligations are paid in full.

         10. Waivers. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Lender of any right, power or privilege preclude any other right, remedy, power or privilege nor shall any waiver by Lender of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver or such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

         11. Notices.

         (a) All notices, requests and other communications hereunder shall be in writing. Each such notice, request or other communication shall be effective
(i) if given by mail, three days after the same is deposited in the U.S. mail, postage prepaid, or (ii) if given by any other means, when delivered at the address specified in this section. Any such notice, request, demand or communication shall be delivered or addressed as follows:

         If to the Pledgor:         American Bancshares, Inc.
                                    4702 Cortez Road West,
                                    Bradenton, Florida 34280-4940
                                    Attn: Brian Watterson
         With a Copies to:          Rick Denmon, Esq.
                                    Carlton Fields, et al
                                    Fax # (813) 229-4133

         If to the Lender:          Barnett Bank, N.A.
                                    701 Brickell Avenue, 6th Floor

                                    Miami, Florida 33131
                                    Attn: Roberto Pelaez

          With a copy to:           Coll Davidson Carter Smith Salter
                                    & Barkett, P.A
                                    201 South Biscayne Boulevard, Suite 3200
                                    Miami, Florida 33131
                                    Attn; Vance E. Salter, Esq.
                                    Facsimile Number: (305) 374-7296

or at such other address as any such person may designate by written notice to the other.

         (b) The parties hereby agree that a notice sent as specified in this paragraph at least ten (10) calendar days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made by Lender shall be deemed to be reasonable notice of such sale or other disposition.

         12. Miscellaneous. This Agreement constitutes the entire agreement understanding and agreement between die parties hereto with respect to the subject mattes hereof and supersedes all prior understanding and agreements. Any provision of this Agreement which is prohibited or unenforceable us any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, ant any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Pledgor and the Lender and their respective successors and assigns. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Pledgor and the Lender. The section and paragraph headings in this Agreement are for convenience or reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Agreement. The use of the words "herein", "hereof", "hereunder" and any over words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or over subdivision of this Agreement unless specifically noted otherwise in this Agreement. In this Agreement, wherever the context so requires, the neuter gender includes the masculine and/or feminine gender, the singular numbers include the plural, and the plural numbers include the singular. The word "person", as wed herein, shall mean a corporation association, a partnership, an organization, a business, an individual, a government or political subdivision thereto or any governmental agency.

         13. Time of Essence. Time is of the essence with respect to all terms and provisions of this Agreement.

         14. Taxes; Expenses. Pledgor agrees to pay, and to hold Lender harmless from and against, any and all taxes, charges or levies (including, without limitation, all documentary stamp taxes and intangible taxes) which arise as a result of the execution, delivery or existence of this Agreement, or the performance by Pledgor of any obligations hereunder. In the event that the Pledgor fails to comply with the provisions of this Agreement, Lender may, to the fullest extent permitted by applicable law, effect such compliance on behalf of the Pledgor and the Pledgor shall reimburse me Lender for the costs thereof on tenant. All expenses of protecting the Collateral and Security Interest and any and all excise, property, sales and use taxes imposes by any state, federal or local authority on any of the Collateral or this Agreement or in respect of the sale or other disposition thereof, shall be borne ant paid by the Pledgor, and if the Pledgor fails to pay promptly any portion thereof when due, the Lender may at its option, to the fullest extent permitted by applicable law, pay the same and charge the Pledgor's account therefor, and Pledgor agrees to reimburse the Lender therefor on demand. All sums so paid or incurred by the Lender for any of the foregoing and any and all other sums for which the Pledgor may become liable hereunder and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) reasonably named by the Lender in enforcing or protecting the Security Interns or any of its rights or remedies under this Agreement, shall together with interest thereon until paid at the Post-Default Rate under the Note be additional obligations and liabilities of Pledgor and secured hereby; provided, however, that Pledgor shall not be obligated to pay any such costs and expenses of Lender in any litigation pertaining to this Agreement if Lender is not the prevailing party in such litigation.

         15. Termination of Securities Interest; Release of Collateral. Lender agrees to terminate the Security Interests upon the repayment in full of all the Obligations and satisfaction of all obligations of Pledgor under the Loan Agreement, the Note and hereunder. At any time and from time to time prior to such termination of the Security Interests, the

Lender may release any of the Collateral without affecting in any way the Security Interests in the Collateral not expressly released by Lender.

         16. Governing Law: Submission to Jurisdiction: Service of Process,

         (a) This Agreement shall be governed by and construed in accordance with the internal laws (and not the conflict of law provisions) of the State of Florida.

         (b) The Pledgor hereby submits to the nonexclusive jurisdiction of any state or federal court located within Dade County, State of Florida, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Pledgor irrevocably waives any objection which it may now or hereafter have based on lack of jurisdiction, improper venue or forum non convenient to any suit or proceeding instituted by the Lender in any such court under or in connection with this Agreement or the transactions contemplated hereby and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

         (c) The Pledgor hereby consents and agrees that the service of any and all legal process may be made by registered or certified mail, postage prepaid, to the Pledgor and its address specified in or designated pursuant to Section 11 hereof and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) days after deposit in the United States Mail, postage prepaid.

         (a) Nothing in this Section 16 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Pledgor or its property in the courts of arty other jurisdiction which has jurisdiction over the Pledgor or its property.

         17. WAIVER OF JURY TRIAL. PLEDGOR AND LENDER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH
THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON.

         IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Pledge Agreement as of the day and year first written above.

                                    AMERICAN BANCSHARES, INC.,
                                    a Florida corporation

                                    By: /s/ Gerald L. Anthony
                                        ---------------------------------
                                    Name:  Gerald L. Anthony
                                    Title: President and Chief Executive Officer


                                    BARNETT BANK, N.A., a national banking
                                    association

                                    By: /s/ Roberto Pelaez
                                        ---------------------------------
                                        Name:  Roberto Pelaez
                                        Title: Senior Vice President

         I, Felicity L. Johnson, a Notary Public within and for the Commonwealth of the Bahamas, City of Nassau, duly commissioned and acting, do hereby certify that on the 30 day of October 1997, personally appeared Gerald L. Anthony and Robert Pelaez to me known to be the person who signed this Pledge Agreement and who produced a driver's license as identification, who being duly sworn and being informed of the contents of said Pledge Agreement, stated and acknowledged undo oath that he/she has signed and delivered same as he/she free and voluntary act and deed.

         WITNESS my hand and seal the day and year set forth above


                                    /s/ Felicity L. Johnson
                                    -----------------------------------
                                    Notary Public

My commission expires:  31st December 1997

ANTHONY -- DRIVERS LICENSE NUMBER A535-292-43-006-0
PELAEZ -- USA PASSPORT NO. 044261499

                         OUT OF STATE CLOSING AFFIDAVIT

STOCK PLEDGE AGREEMENT ATTACHMENT

COMMONWEALTH OF THE BAHAMAS

CITY OF NASSAU

         Before me, the undersigned, a Notary Public in and for the jurisdiction aforesaid, personally appeared Roberto Pelaez as Senior Vice President of BARNETT BANK, N.A. ("Barnett") and Gerald L. Anthony, the President & CEO of American Bancshares, Inc. (the "Borrower"), who, first being by me duly sworn, stated that:

         1. On the date hereof, the Borrower has executed a Stock Pledge Agreement (the "Pledge") dated the 30th day of October, 1997, in favor of Barnett, in Nassau, Bahamas.

         2. The Borrower personally delivered the Pledge to Barnett, and Barnett accepted the Pledge on the date hereof in Nassau, Bahamas.

         Dated this 30th day of October, 1997.


American Bancshares, Inc.

/s/ Gerald L. Anthony
--------------------------------------------
Print Name: Gerald L. Anthony
           ---------------------------------
Title: President and Chief Executive Officer
      --------------------------------------


Barnett Bank, N.A.

/s/ Roberto Pelaez
--------------------------------------------
Print Name: Roberto Pelaez
Title: Senior Vice President


                                  NOTARY PUBLIC

         Sworn to and subscribed before me this 30th day of October, 1997, by Roberto Pelaez, Senior Vice President of Barnett Bank, N.A. and Gerald L. Anthony, as President & CEO of American Bancshares, Inc.


                                    Felicity L. Johnson
                                    -------------------------------------
                                    (Print Name) Felicity L. Johnson
                                                 ------------------------
                                    Notary Public in and for Jurisdiction
                                    Aforesaid

My Commission Expires: 31st December 1997

     ANTHONY -- DRIVERS LICENSE NUMBER A535-292-43-066-0
     PELAEZ -- USA PASSPORT NO. 044261499

                                  CERTIFICATION

         American Bancshares, Inc., a Florida corporation ("Borrower") is executing a Loan Agreement of even date herewith (together with all amendments, the "Loan Agreement") pertaining to a revolving line of credit of credit facility in the principal amount of $5,000,000 (the "Facility").

         The Borrower hereby represents, warrants, certifies and agrees that the proceeds of the Facility will not be used directly or indirectly to purchase or carry any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to or invest in other parties for the purpose of purchasing or carrying any such "margin stock," or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would violate Regulations G, T or U of the Board of Governors of the Federal Reserve System).

         The Borrower acknowledges and agrees that Barnett Bank, N.A. is entitled to rely on this Certification in executing the Loan Agreement and disbursing sums thereunder. Any violation of the agreements contained herein shall constitute an "Event of Default" under the Loan Agreement.


Date: October 30, 1997

                           AMERICAN BANCSHARES, INC., a
                           Florida corporation

                           By: /s/ Gerald Anthony
                               --------------------------------------------
                               Name: Gerald Anthony
                               Title: President and Chief Executive Officer

                             BORROWER'S CERTIFICATE

         The undersigned, the Secretary of AMERICAN BANCSHARES, INC., a Florida corporation (the "Borrower"), hereby certifies to BARNETT BANK, N.A. ("Lender"), that:

         1. All of the representations and warranties of the Borrower contained in the Loan Agreement dated the date hereof by and between the Borrower and the Lender (the "Loan Agreement") and the other Loan Documents referred to in the Loan Agreement are true, correct and complete in all material respects as of the date hereof. All capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings assigned to such terms in the Loan Agreement.

         2. The Borrower is not in violation of any covenants contained in the Loan Agreement or in any of the other Loan Documents.

         3. Giving effect to the transaction contemplated by the Loan Agreement, no Event of Default has occurred and is continuing and no facts or circumstances exist which, with notice and/or lapse of time, could constitute an Event of Default.

         4. The Borrower has satisfied each of the closing conditions set forth in the Loan Agreement.

         IN WITNESS WHEREOF, I have executed this Certificate on this 30th day of October, 1997.


                                    /s/ Brian M. Watterson
                                    ---------------------------------------
                                    By: Brian M. Watterson
                                    As Secretary of AMERICAN
                                    BANCSHARES, INC., a Florida corporation

                             TAX INDEMNITY AGREEMENT

         This Agreement is made the 30th day of October 1997 by and between American Bancshares, Inc. ("Borrower," jointly and severally if more than one) and BARNETT BANK, N. A. ("Bank").

         WHEREAS, Bank is making, renewing, substituting, consolidating or modifying a $5,000,000 loan dated October 30, 1997 ("Loan"), executed by Borrower, upon which State of Florida documentary stamp tax and/or non-recurring intangible taxes (jointly and severally, the "Taxes") may or may not be due, same dependent upon the structure of the Loan; and

         WHEREAS, Borrower is of the opinion that the Loan may not be subject to the Taxes and has requested that Bank not collect, withhold nor pay the Taxes; and

         WHEREAS, Borrower has been informed by Bank that non-payment of the Taxes may create a potential liability to Bank in the event that any claims are brought against Bank by reason of non-payment of the Taxes;

         THEREFORE, Bank has requested, and Borrower has agreed to give, this Agreement with the Borrower indemnifying the Bank as follows:

         1. Borrower assumes the risk of all damage, loss, cost and expense (including interest and penalties, if any), and agrees to indemnify and hold harmless Bank, its directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense, or reasonable attorneys fees which may accrue to or be sustained by Bank, its directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any State of Florida Governmental or Administrative Department with respect to non-payment of the Taxes against Bank, its directors, officers, agents or employees in connection with the Loan.

         2. Borrower agrees to pay Bank against any claim brought or action filed against Bank with respect to the subject of this indemnity contained herein, whether such claim or action is rightfully or wrongfully brought or filed.

         3. Bank shall use its best efforts to give written notice to Borrower of any claim or action which Bank is to be indemnified against herein in a timely manner after written notice such claim or action is received by Bank, by sending notification via certified or registered mail, postage prepaid, return receipt requested or overnight courier to Borrower at its billing address shown on Bank's billing system. Bank shall also request from the entity making said demand or inquiry that the demand or inquiry be in writing and sent to Bank, but is not responsible for non-compliance with its request. Additionally, Borrower shall give immediate notice to Bank if Borrower receives any notice of any possible or actual claim or action.

         4. In case a claim should be brought or action filed with respect to the subject of indemnify herein, Borrower agrees that Bank may employ attorneys of its own selection to appear and defend the claim or action on behalf of Bank, at the expense of Borrower. Bank, at its option, shall have authority for the direction of the defense, and shall be the judge of the acceptability of any compromise or settlement or any claims or actions against Bank; however, Borrower has right to be advised of any compromises or settlements and upon request to the Bank, to be joined in the lawsuit as a party Defendant, therefore allowing the Borrower to assert its own defenses.

         5. Indemnities and obligations provided for herein shall continue in full force and effect notwithstanding the expiration or termination of the Loan for any reason whatsoever. Nothing in this Agreement or otherwise shall authorize any of the parties hereto or any other person or entity to act so as to incur or impose any liability or obligation for or on behalf of the others.

         6. It is further understood and agreed by the parties hereto that if any of the provisions hereof shall contravene, or be invalid under the laws of the State of Florida, or any county or jurisdiction where used, such contravention or invalidity shall not invalidate this Agreement but shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights of the obligations of the parties hereto shall be construed and enforced accordingly.

         7. Each party agrees to execute and deliver, or cause to be executed ant delivered, all such instruments, certificates and documents, and to take all such other actions, as the other party to this Agreement may reasonably request from time to time to effectuate the purpose and intent of this Agreement.

         8. The failure of Bank to insist in any one or more instances upon performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, and the same shall continue and remain in full force and effect. No single or partial exercise by Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Waiver by Bank of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach of any other provision of this Agreement.

         9. This Agreement contains the entire agreement between the parties with respect to the matters contemplated herein and supersedes and cancels all prior agreements between them whether oral, written or implied. No modifications, amendments or waivers of this Agreement, or any of its provisions, shall be binding on any party unless evidenced by a written instrument duly executed by the parties.

         The undersigned have executed this Indemnity Agreement on the day and year first appearing.

Barnett Bank, N.A.

/s/ Roberto Pelaez
------------------------------------------
By: Roberto Pelaez
   ---------------------------------------
Title: Senior Vice President
      ------------------------------------

American Bancshares, Inc.

/s/ Gerald L. Anthony
------------------------------------------
By: Gerald L. Anthony
   ---------------------------------------
Its: President and Chief Executive Officer
    --------------------------------------